EXHIBIT 10 (a)


                       CONSENT OF BRIAN A. GIANTONIO, ESQ.



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To Whom It May Concern:


       I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 (File No. 333-82912) filed by PHL Variable Accumulation Account with the Securities and Exchange Commission under the Securities Act of 1933.



Very truly yours,



/s/ Brian A. Giantonio
---------------------------
Brian A. Giantonio, Counsel
PHL Variable Insurance Company





Dated: August 6, 2002